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                                                                    Exhibit 4.05

                                 FIRST AMENDMENT
                                 ---------------

          FIRST AMENDMENT (this "Amendment"), dated as of December 13, 2000, among NEXTMEDIA GROUP, INC., a Delaware corporation ("Holdings"), NEXTMEDIA OPERATING, INC., a Delaware corporation (the "Borrower"), NEXTMEDIA GROUP II, INC., a Delaware corporation ("Group II"), the lenders from time to time party to the Credit Agreement referred to below (the "Lenders"), and Bankers Trust Company, as administrative agent (the "Administrative Agent"). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, Holdings, Group II, the Borrower, the Administrative Agent and the Lenders are parties to a Credit Agreement, dated as of July 31, 2000 (the "Credit Agreement);

          WHEREAS, Group II is planning on merging with and into the Borrower as contemplated by Section 9.02(xi) of the Credit Agreement (the "Merger");

          WHEREAS, in order to avoid potential adverse tax consequences, the Borrower has requested that the Credit Agreement be amended so as to permit the shareholders of Group II to obtain nominal cash consideration for their shares immediately prior to the Merger; and

          WHEREAS, subject to the terms and conditions of this Amendment, the Lenders are willing to grant such amendment;

          NOW, THEREFORE, it is agreed:

          1. Section 9.02(xi) of the Credit Agreement is hereby amended by inserting the following text immediately after the comma appearing at the end of sub-clause (iii) thereof:

          "although the Shareholders may receive a pro-rata portion of an aggregate cash payment of $1,000 to be paid by Group II in consideration for the redemption of its Class A common stock held by the Shareholders immediately prior to such merger,".

          2. Each of Holdings, the Borrower and Group II hereby represents and warrants that both before and after giving effect to this Amendment (x) no Default or Event of Default exists on the First Amendment Effective Date (as defined below) and (y) all of the representations and warranties contained in the Credit Agreement and in the other Credit Documents shall be true and correct in all material respects on the First Amendment Effective Date with the same effect as though such representations and warranties had been made on and as
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of such date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date).

          3. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document. All capitalized terms not defined herein shall have the meaning given to them in the Credit Agreement.

          4. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

          5. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

          6. This Amendment shall become effective on the date (the "First Amendment Effective Date") when each of Holdings, Group II, the Borrower and the Required Lenders shall have signed a copy hereof (whether the same or different copies) and, in each case, shall have delivered (including by way of telecopier) the same to the Administrative Agent at the Notice Office.

                                      * * *

                                      -2-
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          IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

                                             NEXTMEDIA GROUP, INC.



                                             By_________________________________
                                               Name:
                                               Title:

                                             NEXTMEDIA OPERATING, INC.



                                             By_________________________________
                                               Name:
                                               Title:

                                             NEXTMEDIA GROUP II, INC.



                                             By_________________________________
                                               Name:
                                               Title:

                                             BANKERS TRUST COMPANY,



                                             By_________________________________
                                               Name:
                                               Title:

                                             LEHMAN COMMERCIAL PAPER INC.



                                             By:________________________________
                                                Name:
                                                Title:

                                             CREDIT SUISSE FIRST BOSTON



                                             By:________________________________
                                                Name:
                                                Title:

                                             CITICORP USA, INC.



                                             By:________________________________
                                                Name:
                                                Title:

                                             UNION BANK OF CALIFORNIA, N.A.



                                             By:________________________________
                                                Name:
                                                Title: